Exhibit 99.2

POWER OF ATTORNEY

The undersigned hereby appoints Frank Kavanaugh his true and lawful attorney-in fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, Form 3, Form 4, Form 5, any settlement agreement, any amendments to any of the foregoing and any related documentation which may be required to be filed in his individual capacity as a result of the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of Food Technology Service, Inc. directly or indirectly beneficially owned by Fort Ashford Holdings, LLC or any of its affiliates, and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.  The authority of Frank Kavanaugh under this Power of Attorney shall continue with respect to the undersigned until revoked in writing..

Date: October 3, 2013

/s/ Gordon McGilton
Gordon McGilton